Exhibit 99.1

Faraday Future Announces It has Signed A Series of Agreements with Its Bridge Strategy Partner Which Will Accelerate FX Super One MPV Mass   Production And May Seek Agreement to Expand to Future Models Including the FX 4

●	FF and its bridge strategy partner, Hebei Huanzhou Automobile Sales Co., Ltd., completed the signing of a package of agreements covering the FX Super One, now in the sprint toward mass production and initial deliveries.

●	Based on the successful progress of the Super One, both parties may negotiate additional vehicle development projects including the FX 4.

●	The parties may also negotiate for the geographic expansion of sales of the target vehicle models to Canada and the Middle East.

●	The signing of core terms for eventual mass-production-oriented parts procurement further establishes the low-cost advantages and stable supply-chain capability of components for scaled FX Super One deliveries. Through collaboration with the Partner, FF will continue to amplify cost advantages and enhance the potential for full lifecycle profitability of the Super One—particularly by leveraging competitive parts procurement costs —supporting the Company’s goal to achieve positive cash flow as early as possible.

●	It will allow the FX Super One to sprint toward full-scale production deliveries with its Partner and support the on-schedule completion of the Company’s multi-stage start of delivery (SOD) goals this year.

●	The Agreement marks the culmination of FF’s more than a decade of accumulated AIEV technology foundation, further strengthening Its product competitiveness in relevant mechanical domains, along with enriching its IP portfolio, and enhancing the Company’s global technological competitiveness.

Los Angeles, CA (Feb. 10, 2026) – Faraday Future Intelligent Electric Inc. (NASDAQ: FFAI) (“Faraday Future”, “FF” or the “Company”), a California-based global shared intelligent electric mobility ecosystem company, today announced that it has entered into, as planned, a package of agreements with its bridge strategy partner, Hebei Huanzhou Automobile Sales Co., Ltd. (the “Partner”), who will jointly advance the compliant development, production, scaled deliveries and sales of a battery electric version of the Super One for the U.S. market. These agreements mark a further upgrade and deepening of FF’s strategic collaboration with the Partner. The two parties will work together to ensure the timely development, production and delivery of FX Super One remains on time and hit every milestone of the Company’s multi-stage start of delivery (SOD) goals this year. Based on the successful progress of the Super One Project, both parties could seek to negotiate to add vehicle development projects for the FX 4 and others.

“With the signing of these agreements with our valuable partner, we have now successfully reached the most important cooperation milestone for FX Super One to reach our eventual mass production goal for this vehicle,” said YT Jia, FF Founder and Co-CEO. “We will work hand in hand with our strategic partner to ensure we hit our production and delivery goals for the FX Super One, and may seek agreement to expand to three new future models including the FX 4—so we can realize the vision of An AIEV for Everyone.”

FF and Its Bridge Strategy Partner Sign Upgraded Agreements – FF’s EAI Bridge Strategy Officially Enters Scaled Implementation

The parties signed seven documents, including the Strategic Cooperation Agreement on Mass-Production-Oriented Parts Procurement and Related Engineering Services for the Cooperative Model, the Super One Model Mass Production-Oriented Engineering Services Agreement, and the Intellectual Property Licensees Identity Confirmation Letter.

These documents systematically clarify key terms covering engineering service scope, intellectual property ownership, product liability, after-sales responsibilities and systems and other commercial arrangements. The Partner will continue to provide the engineering and technical support required for the mass production stage of FX Super One and subsequent phases. The formal cooperation on three potential future models, including FX 4, also marks that the EAI Bridge Strategy has officially entered the scaled implementation stage. The specific details of the cooperation for these potential additional models, including but not limited to the development plan, project timeline, the scope of engineering service, parts procurement list, specific pricing, and deliverables, would be clarified in separate written agreements or project initiation documents agreed to by both parties.

The Company’s “mass-produce one, launch one, and pre-develop (research) one” strategy creates a disciplined product pipeline that enables parallel execution and iterative rollout across segments and product cycles, significantly improving resource allocation efficiency and portfolio agility. This could support FF and its partners to continuously co-create and share substantial win-win value.

The Upgraded Agreements Create Significant Value EAI Bridge Strategy Enables Multi-Party Wins Across the Industry

The signing of the upgraded agreements represents substantial value for FF, the Partner, the global automotive industry, and users—delivering a multi-win outcome:

For FF and the Partner: As the first vehicle under the EAI Bridge Strategy, the end-to-end execution of FX Super One is helping FF build a proven, repeatable and scalable playbook—strengthening key capabilities in resource integration, program execution, and technology innovation, and laying a solid foundation for future scaled production and multi-model deliveries. It is also expected to support FF’s goal of achieving positive operating cash flow, and creating a more certain long-term growth foundation for FF and FX.

For the industry: FF is bringing together China’s leading AIEV know-how and efficient, proven supply-chain capabilities with U.S.-based AI R&D, engineering, compliance, and ecosystem development—helping close structural gaps in the U.S. AIEV market and unlocking significant incremental growth opportunities.

For the U.S. market and users: By empowering the FX models with much of the core technologies, software and AI capabilities of the $300,000 FF 91, FF aims to truly bring out “blue-ocean market + blockbuster products”, so that more U.S. users can access AIEV with what FF believes is an exceptional cost to performance ratio in an expedient manner.

“Through our unique “Light Four, Swift Four, Focused Five and Empowering Five” model, FX is committed to integrating premium global supply chains and driving breakthroughs and upgrades of the AIEV industry worldwide,” said Max Ma, FX Global CEO. “Together with our partners, we will accelerate the scaled implementation of the EAI Bridge Strategy.”

ABOUT FARADAY FUTURE

Faraday Future is a California-based global intelligent Company founded in 2014 and is dedicated to reshaping the future of mobility through vehicle electrification, intelligent technologies, and AI innovation. Its flagship vehicle, the FF 91, began deliveries in 2023 and reflects the brand’s pursuit of ultra-luxury, cutting-edge technology, and high performance. FF’s second brand, FX, targets the high-volume mainstream vehicle market. Its first model, Super One, is positioned as a first-class EAI-MPV, with deliveries planned to begin in 2026. FF recently announced its entry into the Embodied AI Robotics business with sales beginning this year, connecting its future strategy of bringing a new era of EAI vehicles and EAI robotics. For more information, please visit https://www.ff.com/

FORWARD LOOKING STATEMENTS

This press release includes “forward looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “plan to,” “can,” “will,” “should,” “future,” “potential,” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements, which include statements regarding FX Super One production and delivery, involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, which could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.

Important factors, among others, that may affect actual results or outcomes include, among others: the Company’s ability to maintain its listing on Nasdaq; the availability of sufficient share capital to execute on its strategy, which the Company currently lacks; the agreement of stockholders to substantially increase the Company’s share capital, which could result in substantial additional dilution; the Company’s ability to homologate FX vehicles for sale; the Company’s ability to secure the necessary funding to execute on the FX strategy, which will be substantial; the ability of B2B preorder companies to identify purchasers for the Super One; overall demand for the Super One; the ability to secure the necessary agreements to produce an FX 4 vehicle or any other planned future FX vehicles, none of which have been secured; the Company’s ability to secure an occupancy certificate for its Hanford facility; the Company’s ability to continue as a going concern and improve its liquidity and financial position; the Company’s ability to pay its outstanding obligations; the Company’s ability to remediate its material weaknesses in internal control over financial reporting and the risks related to the restatement of previously issued consolidated financial statements; the Company’s limited operating history and the significant barriers to growth it faces; the Company’s history of losses and expectation of continued losses; the success of the Company’s payroll expense reduction plan; the Company’s ability to execute on its plans to develop and market its vehicles and the timing of these development programs; the Company’s estimates of the size of the markets for its vehicles and cost to bring those vehicles to market; the rate and degree of market acceptance of the Company’s vehicles; the Company’s ability to cover future warranty claims; the success of other competing manufacturers; the performance and security of the Company’s vehicles; current and potential litigation involving the Company; the Company’s ability to receive funds from, satisfy the conditions precedent of and close on the various financings described elsewhere by the Company; the result of future financing efforts, the failure of any of which could result in the Company seeking protection under the Bankruptcy Code; the Company’s indebtedness; the Company’s ability to cover future warranty claims; the Company’s ability to use its “at-the-market” program; insurance coverage; general economic and market conditions impacting demand for the Company’s products; potential negative impacts of a reverse stock split; potential cost, headcount and salary reduction actions may not be sufficient or may not achieve their expected results; circumstances outside of the Company’s control, such as natural disasters, climate change, health epidemics and pandemics, terrorist attacks, and civil unrest; risks related to the Company’s operations in China; the success of the Company’s remedial measures taken in response to the Special Committee findings; the Company’s dependence on its suppliers and contract manufacturer; the Company’s ability to develop and protect its technologies; the Company’s ability to protect against cybersecurity risks; and the ability of the Company to attract and retain employees, any adverse developments in existing legal proceedings or the initiation of new legal proceedings, and volatility of the Company’s stock price. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s Form 10-K filed with the SEC on March 31, 2025, and Form 10-Qs for the quarters ended June 30, 2025 and September 30, 2025 filed with the SEC on May 9, 2025, August 19, 2025 and November 21, 2025, respectively, and other documents filed by the Company from time to time with the SEC.

CONTACTS:

Investor Relations (English): steven.park@ff.com

Investors (Chinese): cn-ir@faradayfuture.com

Media: john.schilling@ff.com

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